Exhibit 1.1

                             Sales Agency Agreement

        Sales Agency Agreement (this "Agreement"), dated as of December 15, 2005, between IDACORP, INC., an Idaho corporation (the "Company"), and BNY CAPITAL MARKETS, INC., a registered broker-dealer organized under the laws of New York ("BNYCMI").

                              W I T N E S S E T H:

        WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement up to 2,500,000 Common Shares upon the terms and subject to the conditions contained herein; and

        WHEREAS, BNYCMI has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein.

        NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 1.01 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

        "Actual Sold Amount" means the number of Issuance Shares that BNYCMI has sold during the Selling Period.

        "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Closing" has the meaning set forth in Section 2.02.

        "Closing Date" means the date on which the Closing occurs.

        "Commission" means the United States Securities and Exchange Commission.

        "Commitment Period" means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which BNYCMI shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) the second anniversary of the date of this Agreement.


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        "Common Stock" shall mean the Company's Common Stock, without par value, and the preferred share purchase rights attached thereto.

        "Common Shares" shall mean shares of the Company's Common Stock issued or issuable pursuant to this Agreement.

        "Effective Date" has the meaning set forth in Section 3.03.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Floor Price" means the minimum price set by the Company in the Issuance Notice below which BNYCMI shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00 without the prior written consent of BNYCMI, which may be withheld in BNYCMI's sole discretion.

        "Issuance" means each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring BNYCMI to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

        "Issuance Amount" means the number of Issuance Shares to be sold by BNYCMI with respect to any Issuance, which may not exceed 500,000 Common Shares during any Selling Period without the prior written consent of BNYCMI, which may be withheld in BNYCMI's sole discretion.

         "Issuance Date" means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

        "Issuance Notice" means a written notice to BNYCMI delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

        "Issuance Price" means the Sales Price less the Selling Commission.

        "Issuance Shares" means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

        "Material Adverse Effect" means a material adverse effect on the business, earnings, assets, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or any material adverse effect on the Company's ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

        "Material Subsidiary" has the meaning set forth in Section 3.05.

        "Maximum Program Amount" means 2,500,000 Common Shares (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).


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        "NYSE" means the New York Stock Exchange.

        "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

        "Principal Market" means the NYSE.

        "Prospectus" has the meaning set forth in Section 3.01.

        "Registration Statement" has the meaning set forth in Section 3.01.

        "Representation Date" has the meaning set forth in the introductory paragraph of Article III.

        "Sales Price" means the actual sale execution price of each Common Share sold by BNYCMI on the Principal Market hereunder in the case of ordinary brokers' transactions, or as otherwise agreed by the parties in other methods of sale.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Selling Commission" means 1.0% of the Sales Price.

        "Selling Period" means the period of one to twenty consecutive Trading Days (as determined by the Company in the Company's sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

        "Settlement Date" means the third (3rd) Trading Day following the sale of any Issuance Shares pursuant to this Agreement.

        "Subsidiary" has the meaning set forth in Section 3.05.

        "Trading Day" means any day which is a trading day on the NYSE, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

        "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                                   ARTICLE II
                        ISSUANCE AND SALE OF COMMON STOCK

        Section 2.01 Issuance. Section 2.02 (a) Upon the terms and subject to the conditions of this Agreement, the Company may sell Common Shares through BNYCMI and BNYCMI shall use its commercially reasonable efforts to sell Common Shares, up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company shall choose to deliver during the Commitment Period until the aggregate number of Common Shares sold under this Agreement equals the Maximum Program Amount or this Agreement is


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

otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, BNYCMI will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the Issuance Amount specified in such Issuance Notice, and otherwise in accordance with the terms of such Issuance Notice. BNYCMI will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. BNYCMI may sell Issuance Shares in the manner described in
Section 2.01(b) herein. The Company acknowledges and agrees that (i) there can be no assurance that BNYCMI will be successful in selling Issuance Shares and
(ii) BNYCMI will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by BNYCMI to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this
Section 2.01. In acting hereunder, BNYCMI will be acting as agent for the Company and not as principal.

        (b) Method of Offer and Sale. The Common Shares may be offered and sold by any method permitted by law and deemed to be an "at-the-market offering" as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made, if and only if the parties hereto have so agreed in writing, to or through a market maker, through an electronic communications network or in privately negotiated transactions. Nothing in this Agreement shall be deemed to require either party to agree to the offering and sale of Common Shares to or through a market maker, through an electronic communications network or in privately negotiated transactions, and either party may withhold its consent thereto in its sole discretion.

        (c) Issuances. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 and 5.02 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer, the Chief Financial Officer, the President, the Executive Vice President, the Treasurer, any Senior Vice President or the Secretary of the Company, to BNYCMI. BNYCMI shall use its commercially reasonable efforts to sell pursuant to such Issuance not more than the Issuance Amount. Each sale of Issuance Shares will be settled on the applicable Settlement Date following such sale.

        Section 2.02 Effectiveness. The effectiveness of this Agreement (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to BNYCMI a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby


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(including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to BNYCMI a certificate executed by the Chief Executive Officer, the President, the Executive Vice President, any Senior Vice President of the Company or the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects and that the Company has performed in all material respects all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Thomas R. Saldin, Esq., Senior Vice President, General Counsel and Secretary of the Company, shall deliver to BNYCMI an opinion, dated the date of the Closing and addressed to BNYCMI, substantially in the form of Exhibit B attached hereto; (iv) LeBoeuf, Lamb, Greene & MacRae LLP, counsel to the Company, shall deliver to BNYCMI an opinion (relying for matters of Idaho law on the opinion of Mr. Saldin), dated the date of the Closing and addressed to BNYCMI, substantially in the form of Exhibit C attached hereto; (v) Sullivan & Cromwell LLP, counsel to BNYCMI, shall deliver such opinion or opinions (relying for matters of Idaho law on the opinion of Mr. Saldin), dated as of the Closing, as BNYCMI may reasonably request; and (vi) Deloitte & Touche LLP, independent registered public accounting firm for the Company, shall deliver to BNYCMI a letter, dated the Closing Date, in form and substance reasonably satisfactory to BNYCMI.

        Section 2.03 Mechanics of Issuances. (a) Issuance Notice. On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to BNYCMI, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed 500,000 Common Shares without the prior written consent of BNYCMI, which may be withheld in BNYCMI's sole discretion, and (2) notwithstanding anything in this Agreement to the contrary, BNYCMI shall have no further obligations with respect to any Issuance Notice if and to the extent the number of Issuance Shares to be sold pursuant thereto, together with the aggregate number of Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount.

        (b) Delivery of Issuance Notice. An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by BNYCMI. No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

        (c) Floor Price. BNYCMI shall not sell Common Shares below the Floor Price during any Selling Period, and such Floor Price may be adjusted by the Company at any time during any Selling Period upon notice to BNYCMI and confirmation to the Company.

        (d) Determination of Issuance Shares to be Sold. The number of Issuance Shares to be sold by BNYCMI with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.



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        (e) Trading Guidelines. BNYCMI may, to the extent permitted under the
Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect provided that (i) no such purchase or sale shall take place while an Issuance Notice is in effect, (ii) in no circumstances shall BNYCMI have a short position in the Common Stock for its own account and (iii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by BNYCMI. In addition, the Company hereby acknowledges and agrees that BNYCMI's affiliates, subject to compliance with Regulation M under the Exchange Act, may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time BNYCMI is acting as agent pursuant to this Agreement.

        Section 2.04 Use of Free Writing Prospectus. Neither the Company nor BNYCMI has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute without the other party's prior written consent, any "written communication" which constitutes a "free writing prospectus" as such terms are defined in Rule 405 under the Securities Act.

        Section 2.05 Settlements. Subject to the provisions of Article V, on or before each Settlement Date, the Company will cause Wells Fargo Bank, National Association, its transfer agent, to electronically transfer the Issuance Shares being sold by crediting BNYCMI or its designee's account at The Depository Trust Company through its Deposit/Withdrawal at Custodian System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, and concurrently with the receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, BNYCMI will deliver the related Issuance Price in same day funds to an account designated by the Company. If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold BNYCMI harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and
(ii) pay to BNYCMI any Selling Commission to which it would otherwise have been entitled absent such default. The individuals listed on Schedule 1 hereto shall be the contact persons for all matters related to the settlement of the transfer of Issuance Shares through the Deposit/Withdrawal at Custodian System for purposes of this Section 2.05.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to, and agrees with, BNYCMI that as of the Closing Date, as of each Issuance Date, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), except as may be disclosed in the Prospectus on or before a Representation Date:

        Section 3.01 Registration. The Common Stock is registered pursuant to
Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol "IDA", and the Common Shares have been listed on the Principal Market, subject to notice of issuance. The Company (i) meets the requirements for use of Form S-3 under the


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Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Sections 13 and 14 of the Exchange Act for a period of more than 12 calendar months. The Company has filed with the Commission a registration statement on Form S-3 (Registration No. 333-83434) which registration statement has been declared effective by the Commission for the registration of up to $500,000,000 aggregate amount of Common Shares and other securities under the Securities Act (of which $120,750,000 has been issued and sold prior to the date of this Agreement), and the offering thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act. Such registration statement, and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares (each, an "Issuance Supplement"), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case as from time to time amended or supplemented, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus is provided to BNYCMI by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to BNYCMI for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms "amendment" or "supplement" when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

        Section 3.02 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (collectively, the "Incorporated Documents"), as of the date filed with the Commission under the Exchange Act, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Section 3.03 The Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission promulgated thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the


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Securities Act and as of the date of any other amendment or supplement thereto, conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by BNYCMI expressly for use in the Prospectus. As used herein, with respect to the Registration Statement, the term "Effective Date" means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

        Section 3.04 Changes. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

        Section 3.05 Organizational Matters. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho, with corporate power and authority to own or lease its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, and to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of incorporation. As used in this Agreement, the term "Subsidiary" means any Person (other than a natural person), at least a majority of the outstanding Voting Stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries. As of the date of this Agreement, the only Material Subsidiaries of the Company are Idaho Power Company and IDACORP Financial Services, Inc. (each, a "Material Subsidiary").

        Section 3.06 Authorization; Enforceability. The Company has duly authorized, executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation.

        Section 3.07 Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and all of the outstanding


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shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. The Common Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in this Agreement, the Common Shares will be validly issued, fully paid and nonassessable, will not be subject to any preemptive or similar rights and will be free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever. The Common Shares conform to the description contained in the Prospectus under the caption "Description of Common Stock." Except as set forth in the Prospectus, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans ) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement. There are no restrictions upon the voting or transfer of any shares of the Company's Common Stock pursuant to the Company's Articles of Incorporation or bylaws. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock. No Person has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the filing of the Registration Statement or the issuance or sale of the Common Shares hereunder.

        Section 3.08 No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest upon any property or assets used in the conduct of the business of the Company or any Material Subsidiary pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Material Subsidiary is subject, (b) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or the organizational documents of any Material Subsidiary, or (c) result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Material Subsidiary or any of their properties (except in each case for conflicts, breaches, violations, defaults, liens or security interests that would not have a Material Adverse Effect). No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act, and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.


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        Section 3.09 Legal Proceedings. Other than as set forth in the
Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        Section 3.10 Sale of Common Shares. Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that BNYCMI shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

        Section 3.11 Permits. Each of the Company and the Material Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the "permits") as are necessary to conduct its business in the manner described in the Prospectus, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company after due inquiry, each of the Company and the Material Subsidiaries are in compliance with all terms and conditions of any such permit, except where the failure to comply with the terms and conditions of such permits would not reasonably be expected to have a Material Adverse Effect.

        Section 3.12 Investment Company. The Company is not, and after giving effect to the offering and sale of the Common Shares, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        Section 3.13 Financial Condition; No Adverse Changes. (a) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject to normal year-end adjustments, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

        (b) The Company and its Subsidiaries maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act). The Company's internal control over financial reporting was effective as of December 31, 2004, and the Company is not aware of any material weaknesses therein. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company's internal control over financial reporting.

        (c) The accountants who have audited the financial statements of the Company that are incorporated by reference in the Registration Statement and the Prospectus are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder.

        (d) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that were effective as of September 30, 2005.

        Section 3.14 Use of Proceeds. The Company will use the net proceeds from the offering of Common Shares in the manner specified in the Prospectus under "Use of Proceeds."

        Section 3.15 Environmental Matters. Other than as set forth in the Prospectus, (a) the Company and its Subsidiaries are in compliance in all material respects with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect, and (b) no event or condition has occurred that is reasonably likely to interfere in any material respect with the compliance by the Company and its Subsidiaries with any environmental law or that is reasonably likely to give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

        Section 3.16 Public Utility Holding Company Act of 1935. The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended (repealed, effective February 8, 2006), applicable to it as a holding company except Section 9(a)(2) thereof and is exempt therefrom with respect to the issuance and sale of the Common Shares.

        Section 3.17 Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent.

        Section 3.18 Officer's Certificate. Any certificate signed by the Chief Executive Officer, the President, the Executive Vice President, any Senior Vice President, or the Chief Financial Officer of the Company and delivered to BNYCMI or to counsel for BNYCMI in connection with an Issuance shall be deemed a representation and warranty by the Company to BNYCMI as to the matters covered thereby on the date of such certificate.

        Section 3.19 Finder's Fees. The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker's, finder's, financial advisor's or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV
                                    COVENANTS

        The Company covenants and agrees during the term of this Agreement with BNYCMI as follows:

        Section 4.01 Registration Statement and Prospectus. (i) To make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus) after the date of delivery of an Issuance Notice and prior to the related Settlement Date(s) that is reasonably disapproved by BNYCMI promptly after reasonable notice thereof; (ii) to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by BNYCMI and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby, only if delivery and filing of such an Issuance Supplement is required by applicable law or by the rules and regulations of the Commission; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus) at any time prior to having afforded BNYCMI a reasonable opportunity to review and comment thereon; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise BNYCMI, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information relating thereto, or the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

        Section 4.02 Blue Sky. To use its reasonable best efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as BNYCMI may reasonably request to cooperate with BNYCMI in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as BNYCMI may reasonably request and to use its reasonable best efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

        Section 4.03 Copies of Registration Statement and Prospectus. To furnish BNYCMI with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as BNYCMI may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify BNYCMI and request BNYCMI to suspend offers to sell Common Shares (and, if so notified, BNYCMI shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus, to advise BNYCMI promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus that will correct such statement or omission or effect such compliance; provided, however, that if during such same period BNYCMI is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

        Section 4.04 Rule 158. To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

        Section 4.05 Information. Except where such reports, communications, financial statements or other information are available on the Commission's EDGAR system, to furnish to BNYCMI (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to BNYCMI (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as BNYCMI may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

        Section 4.06 Representations and Warranties. That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to BNYCMI that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus or otherwise in writing by the Company to BNYCMI on or before such date of delivery or Settlement Date, as the case may be, and (ii) an undertaking that the Company will advise BNYCMI if any of such representations and warranties will not be true and correct in all material respects as of the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares).

        Section 4.07 Opinions of Counsel. That each time the Registration Statement or the Prospectus is amended or supplemented (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BNYCMI within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BNYCMI written opinions of Thomas R. Saldin, Esq., Senior Vice President, General Counsel and Secretary of the Company, and LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Company, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to BNYCMI, (i) if such counsel has previously furnished an opinion to the effect set forth in either Exhibit B or Exhibit C hereto respectively, to the effect that BNYCMI may rely on such previously furnished opinions of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion to the effect set forth in either Exhibit B or Exhibit C hereto respectively, of the same tenor as such an opinion of such counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

        Section 4.08 Comfort Letters. That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), in any case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, the Company shall as soon as practicable thereafter cause the independent registered public accounting firm that has audited the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to BNYCMI a letter, dated five (5) Trading Days after the date of effectiveness of such amendment or the date of filing of such supplement, as the case may be, in form reasonably satisfactory to BNYCMI, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to BNYCMI.

        Section 4.09 Officer's Certificate. That each time the Registration Statement or the Prospectus is amended or supplemented (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BNYCMI within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BNYCMI a certificate, dated the date of such supplement, amendment or incorporation relating to such sale, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to BNYCMI, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

        Section 4.10 Stand Off Agreement. Without the written consent of BNYCMI, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1st) Trading Day immediately prior to the date on which any Issuance Notice is delivered to BNYCMI hereunder and ending on the first (1st) Trading Day immediately following the last Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice; provided, however, that such restriction will not be required in connection with the Company's issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in a stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company's Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons.

        Section 4.11 Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Shares or (ii) bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than BNYCMI.

                                   ARTICLE V
                       CONDITIONS TO DELIVERY OF ISSUANCE
                            NOTICES AND TO SETTLEMENT

        Section 5.01 Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of BNYCMI to Sell Common Shares During the Selling Period(s). The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of BNYCMI to sell Common Shares during the applicable Selling Period(s) is subject to the satisfaction, on the applicable Settlement Date(s), of each of the following conditions:

        (a) Effective Registration Statement and Authorizations. The Registration Statement shall remain effective; and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission with respect to the Registration Statement or the Prospectus shall have been complied with; and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.

        (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Representation Date as though made at such time, except as may be disclosed in the Prospectus on or before the applicable Representation Date.

        (c) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

        (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

        (e) Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

        (f) No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the National Association of Securities Dealers, Inc. since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) if trading generally on the NYSE has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the reasonable judgment of BNYCMI makes it impractical or inadvisable to proceed with the sale of Common Shares of the Company.

        (g) Comfort Letter. On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to BNYCMI a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to BNYCMI to the effect required by
Section 4.08.

        (h) No Defaults. The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

        (i) Trading Cushion. The Selling Period for any previous Issuance Notice shall have expired.

        (j) Maximum Issuance Amount. In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the requested Issuance Amount plus (y) the number of Common Shares issued under all previous Issuances effected pursuant to this Agreement would exceed the Maximum Program Amount or (II) the requested Issuance Amount exceeds 500,000 Common Shares.

        (k) Prospectus Supplement and Issuance Supplement. (i) A supplement to the prospectus included in the Registration Statement (the "Prospectus Supplement"), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the

Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYCMI on or prior to the Issuance Date.

        (ii) If required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYCMI on or prior to the Issuance Date.

        (l) Counsel Letter. The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to BNYCMI, shall have furnished to BNYCMI their written opinions, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by
Section 4.07.

        (m) Officer's Certificate. The Company shall have furnished or caused to be furnished to BNYCMI an officer's certificate executed by the Chief Executive Officer, the President, the Executive Vice President, any Senior Vice President or the Chief Financial Officer of the Company, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

        (n) Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date, BNYCMI and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to BNYCMI and its counsel.

        Section 5.02 Documents Required to be Delivered on each Issuance Date. BNYCMI's obligation to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to BNYCMI on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to BNYCMI, executed by the Chief Executive Officer, the President, the Executive Vice President, any Senior Vice President or the Chief Financial Officer of the Company, to the effect that all conditions precedent to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

        Section 5.03 Suspension of Sales. The Company or BNYCMI may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party's obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against BNYCMI unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time. BNYCMI agrees that no such notice shall be effective against the

Company unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

                                   ARTICLE VI
                        INDEMNIFICATION AND CONTRIBUTION

        Section 6.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless BNYCMI, its officers, directors, employees and agents, and each Person, if any, who controls BNYCMI within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person's respective officers, directors, employees and agents (collectively, the "Controlling Persons"), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which BNYCMI, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon,(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to BNYCMI or its plan of distribution furnished in writing to the Company by BNYCMI expressly for use therein or (b) any breach or violation of Section 2.04 hereof, and the Company shall reimburse BNYCMI, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

        Section 6.02 Indemnification by BNYCMI. BNYCMI agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person's respective officers, directors, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to

BNYCMI or its plan of distribution furnished to the Company by BNYCMI expressly for use therein or (b) any breach or violation of Section 2.04 hereof and BNYCMI shall reimburse the Company, its officers, directors, employees and agents, and any such Controlling Person and any officer, director, employee or agent of such Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

        Section 6.03 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an "Indemnified Party") of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

        Section 6.04 Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and BNYCMI, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and BNYCMI on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of BNYCMI in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by BNYCMI, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by BNYCMI in respect thereof. The relative fault of the Company, on the one hand, and of BNYCMI, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by BNYCMI on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and BNYCMI agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, BNYCMI shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04 each officer, director, employee and agent of BNYCMI, and each Controlling Person, shall have the same rights to contribution as BNYCMI, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of the Company and BNYCMI under this Article VI shall be in addition to any liability that the Company and BNYCMI may otherwise have.

                                   ARTICLE VII
                                   TERMINATION

        Section 7.01 Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

        Section 7.02 Termination by BNYCMI.

        (a) BNYCMI may terminate the right of the Company to effect any Issuances under this Agreement upon one (1) Trading Day's notice if any of the following events shall occur:

             (i) The Company or any Material Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

             (ii) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Material Subsidiaries;

             (iii) The Company shall fail to maintain the listing of the Common Stock on the Principal Market; or

             (iv) Since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        (b) BNYCMI shall have the right, by giving ten (10) days' notice as hereinafter specified, to terminate this Agreement, in BNYCMI's sole discretion, at any time.

        Section 7.03 Termination by the Company. The Company shall have the right, by giving ten (10) days' notice as hereinafter specified, to terminate this Agreement in the Company's sole discretion at any time. After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.

        Section 7.04 Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party to any other party except as provided in Section
9.02 and for the Company's obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

                                  ARTICLE VIII
               REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

        All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BNYCMI and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

        Section 9.01 Press Releases and Disclosure. No party hereto shall issue any press release or like public statement (other than in the case of the Company, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby not substantially similar to previously approved disclosure without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

        Section 9.02 Expenses. The Company covenants and agrees with BNYCMI that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to BNYCMI and the Principal Exchanges; (ii) BNYCMI's reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for BNYCMI up to $75,000 (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey) in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for BNYCMI), and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section.

        Section 9.03 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to:
IDACORP, Inc., 1221 W. Idaho Street, Boise, ID 83702-5627, Attention: Senior Vice President, General Counsel and Secretary, Facsimile No.: 208-388-6910, with a copy (which shall not constitute notice) to: LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, NY 10019, Attention: Elizabeth W. Powers, Esq., Facsimile No.: 212-424-8500; and (ii) if to BNYCMI, BNY Capital Markets, Inc., One Wall Street, New York, NY 10286, Attention: Alexander C. Lange; Facsimile No.: 212-635-6536, with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, Attention:
Richard R. Howe, Esq., Facsimile No.: 212-558-3588. Except as set forth in
Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

        Section 9.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

        Section 9.05 Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

        Section 9.06 No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or BNYCMI. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in
Article VI or elsewhere in this Agreement.

        Section 9.07 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        Section 9.08 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

        Section 9.09 Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

        Section 9.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

        Section 9.11 Waiver of Jury Trial. The Company and BNYCMI each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

        Section 9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

        Section 9.13 Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (include the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                        IDACORP, INC.

                                        By:  /s/ Darrel T. Anderson
                                             -----------------------------------
                                             Name:  Darrel T. Anderson
                                             Title: Senior Vice President -
                                                    Administrative Services and
                                                    Chief Financial Officer

                                        BNY CAPITAL MARKETS, INC.

                                        By:  /s/ Daniel C. de Menocal
                                             -----------------------------------
                                             Name:  Daniel C. de Menocal
                                             Title: Managing Director

                                    EXHIBIT A

                                 ISSUANCE NOTICE


                                                                          [Date]
BNY Capital Markets, Inc.
One Wall Street, (17th Floor)
New York, NY 10286
Fax: (212) 635-6536

Attn: Alexander Lange

Reference is made to the Sales Agency Agreement between IDACORP, Inc. (the "Company") and BNY Capital Markets, Inc. dated as of December 15, 2005. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

       Effective Date of Delivery of Issuance Notice
       (determined pursuant to Section 2.03(b)):         _________________

       Number of Days in Selling Period:                 _________________

       First Date of Selling Period:                     _________________

       Last Date of Selling Period:                      _________________
                                                         Third Trading Day after
       Settlement Date(s):                               each sale

       Issuance Amount:                                  _________________

       Floor Price Limitation (adjustable by the
       Company during the Selling Period, but not less than $1.00; provided that no Common
       Shares shall be sold at a price less than 95% of the last price at which the Common
       Stock was traded on the NYSE prior to such
       sale):                                            $_______ per share


       Comments:________________________________________________________________


                                       IDACORP, INC.

                                       By: ____________________________________
                                           Name:
                                           Title:   [CEO, Chief Financial
                                           Officer, President, Executive Vice
                                           President, any Senior Vice President,
                                           Secretary or Treasurer]

                                    EXHIBIT B

                        OPINION OF THOMAS R. SALDIN, ESQ.

BNY Capital Markets, Inc.
One Wall Street, 17th Floor
New York, New York 10286


     Re:  IDACORP, Inc.
          Issuance from time to time of up to 2,500,000 Shares of Common Stock

Ladies and Gentlemen:

          I am General Counsel to IDACORP, Inc., an Idaho corporation (the "Company"), and am delivering this opinion pursuant to Section 2.02(iii) of the Sales Agency Agreement, as defined below. I am familiar with the Registration Statement on Form S-3, File No. 333-83434 (the "Registration Statement"), filed by the Company on February 26, 2002 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $500,000,000 in aggregate principal amount of its (i) unsecured senior debt securities, (ii) common stock, without par value (the "Common Stock") and the preferred share purchase rights attached thereto (the "Rights") and (iii) stock purchase contracts to purchase a number of shares of the Common Stock. The Registration Statement was declared effective on March 6, 2002 (such registration statement as amended as of the date hereof, including the documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 being hereinafter referred to as the "Registration Statement"); the prospectus included therein, dated March 6, 2002 (the "Base Prospectus"), has been supplemented by a prospectus supplement, dated December 15, 2005 (the "Prospectus Supplement"; the Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference in the Base Prospectus and the Prospectus Supplement as of the date hereof, being referred to as the "Prospectus"), relating to the issuance and sale, pursuant to the Sales Agency Agreement, dated December 15, 2005 (the "Sales Agency Agreement"), between the Company and BNY Capital Markets, Inc., of up to 2,500,000 shares of Common Stock (the "Shares") and the related Rights.

          Terms not otherwise defined herein shall have the meanings given to them in the Sales Agency Agreement.

          For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, the Prospectus, the Sales Agency Agreement and the Rights Agreement, dated as of September 10, 1998, between the Company and Wells Fargo Bank, National Association, as successor Rights Agent to The Bank of New York (the "Rights Agreement"); (ii) the Articles of Incorporation, as amended, and Amended Bylaws of the Company; (iii) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the Prospectus, the Rights Agreement and the Common Stock in general and the Shares and Rights in particular and (iv) such other instruments, certificates, records and documents as I have deemed necessary or appropriate for the purposes hereof. In such examination, I have assumed the genuineness of all signatures, the conformity to originals of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Prospectus, Rights Agreement, Articles of Incorporation, Amended Bylaws, resolutions, instruments, certificates, records and documents.

          Based upon and subject to the foregoing, and subject to the other qualifications and limitations expressed herein, I am of the opinion that:

          (i) The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Idaho, with requisite corporate power to own or lease its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

          (ii) Each of Idaho Power Company and IDACORP Financial Services, Inc. (collectively, the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation or limited liability company, as applicable, and to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of incorporation or formation, as applicable.

          (iii) All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in the Sales Agency Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar rights. The Shares conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Common Stock."

          (iv) The related Rights will be legally issued and binding obligations of the Company when they shall have been issued in accordance with the Rights Agreement and as provided in the Sales Agency Agreement.

          (v) The Company has duly authorized, executed and delivered the Sales Agency Agreement.

          (vi) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Sales Agency Agreement will not (a) to my knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest upon any property or assets used in the conduct of the business of the Company or any Material Subsidiary pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Material Subsidiary is subject, (b) result in any violation of the provisions of the Articles of Incorporation or the Amended Bylaws of the Company or the organization documents of any Material Subsidiary, or (c) to my knowledge, result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Material Subsidiary, except in each case for conflicts, breaches, violations, defaults, liens or security interests which do not individually or in the aggregate have a Material Adverse Effect.

          (vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the performance by the Company of its obligations under the Sales Agency Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

          (viii) After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

          (ix) As of its effective date, the Registration Statement, including any document filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Registration Statement (except for the financial statements and other financial data included therein, as to which I do not express any opinion), and, as of the date of the Prospectus Supplement, the Base Prospectus, as supplemented by the Prospectus Supplement, appeared on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder.

          Nothing has come to my attention that causes me to believe that the Registration Statement (except for the financial statements and other financial data included therein, as to which I do not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Base Prospectus, as supplemented by the Prospectus Supplement (except for the financial statements and other financial data included therein, as to which I do not express any belief), as of the date of the Prospectus Supplement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The matters relating to the Shares and the Rights are governed by the law of the State of Idaho. In regard to the Rights, I note that Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law each provide that nothing contained in either the Idaho Control Share Acquisition Law (Sections 30-1601 through 30-1614) or the Idaho Business Combination Law (Sections 30-1701 through 30-1710), respectively, is intended to limit the corporate powers or authority of an "issuing public corporation" (as defined in such statutes), such as the Company, to take actions "which the directors may appropriately determine to be in furtherance of the protection of the interests of the corporation and its shareholders, including without limitation the authority to ...enter into...arrangements", such as the Rights Agreement, that "deny rights...to the holder or holders of at least a specified number of shares or percentage of share ownership or voting power in certain circumstances."

          Because I am not aware of any court decision applying the law of the State of Idaho that addresses the effect of these statutory provisions or the validity of plans similar to the Rights Agreement, it is difficult to express a professional judgment as to how a court applying the law of the State of Idaho would rule with respect to the issues relating to the Rights. Nevertheless, I am able to advise you of my opinion as expressed herein, which reflects my professional conclusion concerning how a court applying the law of the State of Idaho (including, but not limited to, Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law) likely would rule.

          I have concluded that a court applying the law of the State of Idaho, when presented with novel questions concerning takeover matters, such as the effect of the statutory provisions cited above, the adoption by the Company of the Rights Agreement and the status of the Rights, most likely would apply the corporate law of the State of Delaware, the most fully developed body of corporate law in the United States. Accordingly, in rendering this opinion, I have assumed that Delaware corporate law, as expressed in court decisions applying that law, with which I am familiar, provides an indication of what standards a court would apply if it were required to apply the law of the State of Idaho considering the matters relating to the Rights. If, however, such a court did not apply the corporate law of Delaware to the Rights Agreement and the Rights, I cannot express a professional judgment as to the conclusions such a court would reach or as to the effect of such conclusions, whether positive or negative, on the Rights.

          With respect to this opinion, I do not hold myself out as an expert on the laws of any state other than the State of Idaho. My opinions expressed above are limited to the laws of the State of Idaho, the General Corporation Law of the State of Delaware and the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting the Delaware laws and the federal laws of the United States.

          Notwithstanding the following paragraph, this opinion letter may be relied upon by LeBoeuf, Lamb, Greene & MacRae LLP and Sullivan & Cromwell LLP in connection with the issuance and sale of the Shares and the related Rights to the same extent as if it were addressed to them.

          I am furnishing this opinion letter to you for use in connection with the transactions contemplated by the Sales Agency Agreement. It is not to be used, circulated, quoted or referred to, or relied upon by, another person or be used for any other purpose.

                                            Very truly yours,


                                            Thomas R. Saldin

                                    EXHIBIT C

                  OPINION OF LEBOEUF, LAMB, GREENE & MACRAE LLP


BNY Capital Markets, Inc.
One Wall Street, 17th Floor
New York, New York 10286


     Re:  IDACORP, Inc.
          Issuance from time to time of up to 2,500,000 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as Special Counsel to IDACORP, Inc., an Idaho corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3, File No. 333-83434 (the "Registration Statement"), filed by the Company on February 26, 2002 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $500,000,000 in aggregate principal amount of its (i) unsecured senior debt securities, (ii) common stock, without par value (the "Common Stock") and the preferred share purchase rights attached thereto (the "Rights") and (iii) stock purchase contracts to purchase a number of shares of the Common Stock. The Registration Statement was declared effective on March 6, 2002 (such registration statement as amended as of the date hereof, including the documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 being hereinafter referred to as the "Registration Statement"); the prospectus included therein, dated March 6, 2002 (the "Base Prospectus"), has been supplemented by a prospectus supplement, dated December 15, 2005 (the "Prospectus Supplement"; the Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference in the Base Prospectus and the Prospectus Supplement as of the date hereof, being referred to as the "Prospectus"), relating to the issuance and sale, pursuant to the Sales Agency Agreement, dated December 15, 2005 (the "Sales Agency Agreement"), between the Company and BNY Capital Markets, Inc., of up to 2,500,000 shares of Common Stock (the "Shares") and the related Rights. We are delivering this opinion pursuant to Section 2.02(iv) of the Sales Agency Agreement.

          Terms not otherwise defined herein shall have the meanings given to them in the Sales Agency Agreement.

          For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, the Prospectus, the Sales Agency Agreement and the Rights Agreement, dated as of September 10, 1998, between the Company and Wells Fargo Bank, National Association, as successor Rights Agent to The Bank of New York (the "Rights Agreement"); (ii) the Articles of Incorporation, as amended, and Amended Bylaws of the Company; (iii) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the Prospectus, the Rights Agreement and the Common Stock in general and the Shares and Rights in particular and (iv) such other instruments, certificates, records and documents as we have deemed necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Prospectus, Rights Agreement, Articles of Incorporation, Amended Bylaws, resolutions, instruments, certificates, records and documents.

          Based upon and subject to the foregoing, and subject to the other qualifications and limitations expressed herein, we are of the opinion that:

          (i) The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Idaho.

          (ii) The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in the Sales Agency Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar rights. The Shares conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Common Stock."

          (iii) The related Rights will be legally issued and binding obligations of the Company when they shall have been issued in accordance with the Rights Agreement and as provided in the Sales Agency Agreement.

          (iv) The Company has duly authorized, executed and delivered the Sales Agency Agreement.

          (v) The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended (repealed effective February 8,
     2006), applicable to it as a holding company except Section 9(a)(2) thereof and is exempt therefrom with respect to the issuance and sale of the Shares.

          (vi) The Company is not, and after giving effect to the offering and sale of the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (vii) As of its effective date, the Registration Statement, including any document filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Registration Statement (except for the financial statements and other financial data included therein, as to which we express no opinion), and, as of the date of the Prospectus Supplement, the Base Prospectus, as supplemented by the Prospectus Supplement, appeared on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder.

          In passing upon the form of the Registration Statement and the form of the Base Prospectus, as supplemented by the Prospectus Supplement, we necessarily assume the correctness and completeness of the representations made to us and the statements made to us or included in the Registration Statement and the Base Prospectus, as supplemented by the Prospectus Supplement, by the Company and take no responsibility therefor except to the limited extent set forth in the last sentence of opinion (ii) above. In the course of the preparation by the Company of the Registration Statement and the Base Prospectus, we had conferences with certain of its officers and representatives, with other counsel for the Company and with Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement. In the course of our examination of the Registration Statement and the Base Prospectus, as supplemented by the Prospectus Supplement, and our discussions in the above-mentioned conferences, nothing has come to our attention that causes us to believe that the Registration Statement (except for the financial statements and other financial data included therein, as to which we express no belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Base Prospectus, as supplemented by the Prospectus Supplement (except for the financial statements and other financial data included therein, as to which we express no belief), as of the date of the Prospectus Supplement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The matters relating to the Shares and the Rights are governed by the law of the State of Idaho. In regard to the Rights, we note that Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law each provide that nothing contained in either the Idaho Control Share Acquisition Law (Sections 30-1601 through 30-1614) or the Idaho Business Combination Law (Sections 30-1701 through 30-1710), respectively, is intended to limit the corporate powers or authority of an "issuing public corporation" (as defined in such statutes), such as the Company, to take actions "which the directors may appropriately determine to be in furtherance of the protection of the interests of the corporation and its shareholders, including without limitation the authority to ...enter into...arrangements", such as the Rights Agreement, that "deny rights...to the holder or holders of at least a specified number of shares or percentage of share ownership or voting power in certain circumstances."

          Because we are not aware of any court decision applying the law of the State of Idaho that addresses the effect of these statutory provisions or the validity of plans similar to the Rights Agreement, it is difficult to express a professional judgment as to how a court applying the law of the State of Idaho would rule with respect to the issues relating to the Rights. Nevertheless, we are able to advise you of our opinion as expressed herein, which reflects our professional conclusion concerning how a court applying the law of the State of Idaho (including, but not limited to, Section 30-1610 of the Idaho Control Share Acquisition Law and Section 30-1706 of the Idaho Business Combination Law) likely would rule.

          Although we are not admitted to practice in the State of Idaho, we have conferred with Thomas R. Saldin, Esq., Senior Vice President, General Counsel and Secretary of the

Company, for purposes of rendering this opinion. General Counsel and we have concluded that a court applying the law of the State of Idaho, when presented with novel questions concerning takeover matters, such as the effect of the statutory provisions cited above, the adoption by the Company of the Rights Agreement and the status of the Rights, most likely would apply the corporate law of the State of Delaware, the most fully developed body of corporate law in the United States. Accordingly, in rendering our opinion, we have assumed that Delaware corporate law, as expressed in court decisions applying that law, with which we are familiar, provides an indication of what standards a court would apply if it were required to apply the law of the State of Idaho considering the matters relating to the Rights. If, however, such a court did not apply the corporate law of Delaware to the Rights Agreement and the Rights, we cannot express a professional judgment as to the conclusions such a court would reach or as to the effect of such conclusions, whether positive or negative, on the Rights.

          With respect to this opinion, we do not hold ourselves out as experts on the laws of any state other than the State of New York. Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting the Delaware laws, and the federal laws of the United States. Insofar as this opinion involves matters of the law of the State of Idaho, we have relied upon an opinion of even date herewith addressed to you by Thomas R. Saldin, Senior Vice President, General Counsel and Secretary of the Company.

          We are furnishing this opinion letter to you for use in connection with the transactions contemplated by the Sales Agency Agreement. It is not to be used, circulated, quoted or referred to, or relied upon by, another person or be used for any other purpose.

                                 Very truly yours,

                                   SCHEDULE 1

                                     BNYCMI

               Name:                               Telephone Number:
               -----                               -----------------
               Alexander Lange                     (212) 635-6522
               Harry Skirlis                       (212) 635-6530
               Mayra Vinals                        (212) 635-8353
               Anna Sorcigli                       (212) 635-1389
               Mike Vitale                         (201) 413-2627


                     Wells Fargo Bank, National Association

               Name:                               Telephone Number:
               -----                               -----------------
               Suzanne M. Swits                    (651) 450-4120


                                  IDACORP, Inc.

               Name:                               Telephone Number:
               -----                               -----------------
               Colette Shepard                     (208) 388-2564
               Barbara Smith                       (208) 388-2634



                                      S-1-1

                                   SCHEDULE 2

                                     BNYCMI

                              Daniel C. de Menocal
                               Alexander C. Lange

                            Telephone: (212) 635-6522
                            Facsimile: (212) 635-6536
                            Address: One Wall Street
                                     New York, New York 10286




                                  IDACORP, Inc.

                            Jan B. Packwood
                            J. LaMont Keen
                            Darrel T. Anderson
                            Thomas R. Saldin
                            Dennis C. Gribble
                            Lawrence F. Spencer
                            Lori D. Smith

                            Telephone: (208) 388-2200
                            Facsimile: (208) 388-6184
                            Address:  1221 West Idaho Street
                                      Boise, Idaho 83702


                                      S-2-1